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EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                          Contact:  At Quotesmith.com
                                                    Phillip A. Perillo
                                                    Chief Financial Officer
                                                    (630) 515-0170, ext. 295
                                                    phil@quotesmith.com

                             QUOTE SMITH.COM REPORTS
                         FIRST-QUARTER FINANCIAL RESULTS

          - ONLINE INSURANCE BROKER POSTS SHARPLY NARROWED NET LOSS OF $413,000 VS. NET LOSS OF $700,000 IN 2002

          -    NON-ADVERTISING EXPENSES REDUCED BY $1 MILLION VS. Q1 2002

          - AVERAGE REVENUE PER TRANSACTION RISES 25 PERCENT TO $638 VS. $509 IN Q1 2002

          - 121 PERCENT INCREASE IN MARKETING EXPENSES MARKS LAUNCH OF NEW INSURE.COM-BRANDED ADVERTISING INITIATIVES

          -    2003 PROFIT GUIDANCE REVISED DUE TO WAR EFFECT

DARIEN, ILLINOIS (April 30, 2003) -- Quotesmith.com, Inc., (Nasdaq: SmallCap
QUOT) today announced financial results for the first quarter ended March 31, 2003. Quotesmith.com reported revenue of $2.6 million for the first quarter of 2003, which is equivalent to the revenue reported in the first quarter of 2002. Net loss for the quarter was $413,000, or $.08 per share, as compared to a net loss of $700,000 or $0.14 per share for the same period in 2002.

"Quotesmith.com is off to an excellent start in 2003," said Robert Bland, Chairman and CEO. "We achieved a sharply narrowed net loss, delivered 25 percent higher average revenue per transaction and achieved a non-advertising cost structure that was $1 million less than the first quarter of 2002. The kickoff of our new Insure.com-branded ad campaign was tempered by a difficult direct response advertising environment due the war in Iraq and economic uncertainties in general. Because we experienced lower than expected response rates from our first quarter ad campaign, we are now revising downward our previously-issued profit guidance for 2003."

"Our new online insurance order processing systems worked as expected in processing new orders at a substantially lower cost than prior years," remarked Phillip Perillo, Chief Financial Officer. "The cost reductions and technology improvements we implemented last year made it possible for us to increase ad spending by 121% in the first quarter, yet still reduce our net loss at the same time. Our business model is now positioned to scale nicely and we are focused on achieving net profits in 2003 through rigorous cost controls and penny-pinching attention to execution details."


FINANCIAL RESULTS

Quotesmith.com reported revenues of $2.6 million for the first quarter of 2003, which is almost the same as the figure posted in the same quarter last year. Total expenses in the first quarter were about $300,000 less than in the same quarter of the prior year, despite a $715,000 increase in marketing expenditures. The net loss for the quarter declined to $413,000, or $.08 per share, as compared to a net loss $700,000, or $.14 per share in the same period last year. Cash and investments at March 31, 2003 amounted to $16.1 million, or $3.28 per share, vs. $16.3 million at year-end 2002.

In the first quarter of 2003, the Company sold a total of 4,033 new policies, down 20% from the 5,056 policies sold in the first quarter of 2002. Average revenue per policy sold increased 25% to $638 per policy, more than making up for the lower number of policies. Also, operations expenses per policy sold decreased 37% to $241 in the first quarter of 2003, compared to $382 per policy sold in the first quarter of last year.




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REVISED 2003 BUSINESS OUTLOOK

Quotesmith.com is today revising the financial targets for 2003 that were issued on January 28, 2003. On January 28, 2003, the Company stated that it expected to achieve a net profit of $1.0 to $1.5 million, revenues of $11 to $12 million and year-end cash and investment balances of $17-$18 million. Today, the Company expects to achieve a 2003 net profit of $0.8 million to $1.25 million, revenues of $10.5 million to $11 million and year-end cash and investment balances of $17-$18 million. Quotesmith.com does not confirm or update its financial projections except in compliance with Regulation FD nor does the Company provide confirmation or update of its financial targets except through public announcements.


ABOUT QUOTESMITH.COM

Founded in 1984, Quotesmith.com owns and operates two comprehensive online consumer insurance information services, www.insure.com and www.quotesmith.com. Catering to self-directed insurance shoppers, Quotesmith.com provides a comprehensive array of comparative auto, life and health quotes, combined with information and decision-making tools that are not available from any other single source. Insure.com plays home to over 3,000 originally authored articles on various insurance topics that are searchable by subject. Visitors to the Company's Web sites are able to obtain instant quotes from more than 300 leading insurers, achieve maximum savings and have the freedom to buy from any company shown. Quotesmith.com also provides personalized insurance brokerage and policy placement services for its customers. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

CAUTIONS ABOUT FORWARD-LOOKING STATEMENTS

This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, our ability to successfully launch and realize revenues from new products and services, potential business risks associated with generating revenues from the Insure.com platform, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks of system interruption, the evolving nature of its business model, the increasingly competitive online commerce environment, dependence on continuing growth of online commerce, risks associated with capacity constraints and the management of growth as well as the risks associated with potential terrorism threats and the war in Iraq. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is on file with the United States Securities and Exchange Commission. Quotesmith.com, insure.com, LTCompare and QuotesmithPro are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2003. All rights reserved. Quotesmith.com, Inc.













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                              QUOTESMITH.COM, INC.
                             STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               Quarter Ended
                                    March 31,   December 31,     March 31,
                                      2003         2002             2002
                                    --------    -----------      ---------
Revenues:
  Commissions and fees ........     $ 2,557      $ 2,339         $ 2,493
  Other .......................          14            5              79
                                    -------      -------         -------
Total revenues ................       2,571        2,344           2,572
Expenses:
  Selling & marketing .........       1,302        1,035             588
  Operations ..................         972        1,529           1,933
  General & administrative ....         801          749             853
                                    -------      -------         -------
Total expenses ................       3,075        3,313           3,374
                                    -------      -------         -------
Operating loss ................        (504)        (969)           (802)
Interest income ...............          91           97             102
                                    -------      -------         -------

Net loss ......................     $  (413)     $  (872)        $  (700)
                                    =======      =======         =======

Net loss per common share,
  basic and diluted ...........     $ (0.08)     $ (0.18)        $ (0.14)
                                    =======      =======         =======


Weighted average common
  shares and equivalents
  outstanding, basic and
       diluted ................       4,909        4,900           5,109






                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)


                                                     March 31,  December 31,
                                                       2003        2002
                                                     --------   -----------
Cash and equivalents ..............................  $ 1,224     $ 1,640
Investments .......................................   14,885      14,668
Commissions receivable ............................    1,089       1,126
Other assets ......................................    1,940       2,125
Total assets ......................................  $19,138     $19,559

Total current liabilities .........................  $ 1,395     $ 1,429
Total liabilities .................................    1,417       1,464
Total stockholders' equity ........................   17,721      18,095
Total liabilities &
     stockholders' equity .........................  $19,138     $19,559
